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                                                                  EXHIBIT 10.11*
                            NBCI PROMOTION AGREEMENT

                                 HEADHUNTER.NET

This Promotion Agreement (the "Agreement") is made and entered into as of December 9, 1999 (the "Effective Date") between NBC Internet, Inc., a Delaware corporation, with its principal place of business at 225 Bush Street, San Francisco, California 94104 ("NBCi") and Headhunter.net, a Georgia corporation, with its principal place of business at 6410 Atlantic Boulevard, Suite 160, Norcross, Georgia 30071 (the "Company"). Pursuant to this Agreement, NBCi will provide various services, including promotions, to the Company to assist the Company in promoting its Internet site and the products and services offered through its Internet site. The Company acknowledges that NBCi will fulfill its obligations under this Agreement itself and through various of its subsidiaries and/or affiliates, including Snap! L.L.C. ("Snap"), a Delaware limited liability company. Accordingly, the parties hereby agree as follows:

1.       Background.

         1.1. The Company operates an Internet site located at http://www.headhunter.net., which is designed to provide Internet-based job searching products, listings and services to online consumers.

         1.2. NBCi operates a search and aggregation "portal" site on the Web.

2. Certain Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

         2.1. "Above the Fold" means that a particular item on a Web page is viewable on a computer screen at an 800 x 600 pixels resolution when the User first accesses such Web page, without scrolling vertically or horizontally to view more of the Web page.

         2.2. "Anchor Tenant" means a preferred Web content provider whose position is greater in size and prominence than that of any non-affiliated third party within the relevant NBCi Sites' page or area of a page.

         2.3. "Best of Breed" means (i) those job searching products and services available on the Internet with the most advanced and commercially successful, functionality, performance, content, and features, whether utilitarian or aesthetic, and (ii) the ability of the Company Sites and the Co-Branded Site to scale easily with only additional hardware and to accommodate, at a minimum, [***].

         2.4. "Below the Fold" means that a particular item on a Web page is not viewable on a computer screen at an 800 x 600 pixels resolution when the User first accesses such Web page, but requires scrolling down to view more of the Web page

         2.5. "Business and Money Channel" means the Business and Money Channel on the Snap Sites.


         * In the upper right corner of a page indicates that portions of text have been omitted from such page pursuant to a confidential treatment request.

     [***] Indicates omitted text

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         2.6.     "Career Center" means a collection of related Web sites, Web pages, links, portals and other resources on the Business and Money Channel that will feature job searching products, listings and services for Users.

         2.7. "City" means a particular city or geographic region of the United States that constitutes an employment market for job searching and listing purposes.

         2.8. "Click Thrus" means any type of link (but not a Promotion paid for by the Company as an Impression) from the Company Content Portals or Jump Pages that a User (as tagged by NBCi pursuant to 13.2) depresses or "clicks-on" and that delivers the User, to the Co-Branded Site or the Company Site.

         2.9. "Co-Branded Page" means a Web page that is part of the Co-Branded Site that contains a specific subset of information and content from the Company Site based on criteria provided to the Company by NBCi.

         2.10. "Co-Branded Site" means the co-branded version of the Company Site (but excluding co-branded sites), and successors to the foregoing, that is created pursuant to Section 5.

         2.11. "Company Competitor" means the following: Monster.com, Hot Jobs, Careerpath, Career Mosaic, Careerbuilder, Jobs.com, K-Force, JobOptions and America's Job Bank.

         2.12. "Company Content" means (i) the Company's and its licensors' text links, graphic links, and other materials, tools, editorial content, or text that are delivered by the Company to NBCi hereunder and (ii) Company Marks.

         2.13. "Company Marks" means the Company's and its licensors' trademarks, trade names, service marks and logos that may be delivered by the Company to NBCi hereunder.

         2.14. "Company Products" means all job and resume posting and searching services and related services offered through the Company Sites or the Co-Branded Site.

         2.15. "Company Sites" means the Internet site operated by the Company at http://www.headhunter.net, (not including the Co-Branded Site), and successors to the foregoing.

         2.16. "Competitor" means an entity providing products or services in connection with the Web that compete with products or services provided by NBCi on Exhibit C, as NBCi shall update from time to time.

         2.17. "Content Portal(s)" means the specific aggregations of linked content within the Career Center and Employment Classifieds, which are organized around the Company Content, and relate to job searching products, listings and services.


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         2.18.    "Employment Classifieds" means the Web page within the
                  Shopping Channel providing services for national employment classifieds that will feature the Company's job searching tool to be accessed by Users. It does not include Local Channel Users seeking job searching products, listings and services.

         2.19. "Front Door Window" means the promotional box on the front door of the NBCi Site, including any one of the three front doors of the Snap Site: Home, Local, and My Snap, and any other front door created by NBCi in the future for the Snap Site. NBCi, in its sole discretion, may cease use of the Front Door Window at any time for any reason. In such an event, the parties shall mutually agree on a specific Promotion of substantially equivalent value to replace the Front Door Window and such specific Promotion shall for all purposes of this Agreement be deemed a Front Door Window.

         2.20.    "Impression" means the display of any Promotion on any NBCi
                  Site.

         2.21. "Integrated Media Opportunity" means an advertising opportunity that includes an on-air component on television and its other components will be at the sole discretion of NBC and NBCi.

         2.22. "Jump Pages" means any Web pages within the NBCi Site that contain Company Content with NBCi's Look and Feel and that are created pursuant to Section 7 below.

         2.23. "Keyword Promotions" means any Promotion tied to one of the keywords listed in Exhibit A attached hereto, including the advertising banners to be displayed on search results pages corresponding with the keywords.

         2.24. "Launch Date" means the date on which the Co-Branded Site functions properly and is made accessible to Users.

         2.25.    "Local Channel" means the Local Channel on the Snap Sites.

         2.26. "Look and Feel" means the look and feel, User interface and flow of User experience of an Internet site.

         2.27.    "My Snap" means the My Snap channel on the Snap Sites.

         2.28. "Net Advertising Revenue" means all fees, charges or value that the Company or its agents receive for advertising on the Co-Branded Site less any actual cash fees paid to third parties related to such advertising.

         2.29. "NBCi Marks" means any trademarks, trade names, service marks and logos that may be delivered by NBCi to the Company hereunder.

         2.30. "NBCi Member" means a User who has registered to become a member of one of NBCi's registration based services, including without limitation, the NBCi Sites and the free email service available at http://www.email.com.


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                                                                               *

         2.31. "NBCi Product Manager" means a NBCi employee or independent contractor holding editorial authority and responsibility for a portal, site, collection, area, center or page on the NBCi Sites.

         2.32. "NBCi Sites" means: (i) subject to the "Distributor" (as defined in Section 9.1) exclusion in Section 9.1, any and all search and aggregation "portal," direct marketing, and commerce Web sites, whether operated by NBCi or a third party under the "NBCi" "Snap" or "Xoom" brand, including, without limitation, the Web site located at http://www.snap.com, http://www.xoom.com, http://www.nbc.com, and http://www.videoseeker.com, together with any mirror sites, any co-branded editions of such site that have been or may be developed for Distributors, and successors to the foregoing;
                  (ii) if NBCi so elects within its sole discretion, the Enhanced Site and/or the International Editions, subject to
                  Section 9.2; and (iii) if NBCi so elects within its sole discretion, the Web site located at http://www.nbcin.com and successors thereto, and NBC's network of affiliate Web stations' Web sites, as updated from time to time by NBCi in its sole discretion.

         2.33. "Promotions" means (i) banners, buttons, windows, portals, Keyword Promotions, Front Door Windows, text links, and other promotions that are offered by NBCi now or in the future and link directly to the Company Sites and/or Co-Branded Site from the NBCi Sites; and/or (ii) text links within email newsletters distributed by NBCi (including, without limitation, Snap Wires) and other promotions that are offered by NBCi now or in the future and link directly to the Company Sites and/or Co-Branded Site.

         2.34.    "Shopping Channel" means the Shopping Channel on the Snap
                  Sites.

         2.35. "Snap Wire" means Snap email newsletter sent by NBCi to Snap Members.

         2.36. "Sufficient Job Listings" means a the number of job listings for a particular City[***].

         2.37.    "User" means any end-user of the Web.

         2.38. "User Profile Data" means data regarding a User provided by the User on the NBCi Sites or the Co-Branded Site or otherwise to NBCi or the Company, including without limitation the User's name, e-mail address, street address, telephone number and other information about the User.

         2.39.    "Web" means the World Wide Web part of the Internet.

         2.40. "Year One" means the period beginning on the Effective Date and ending upon the day before the twelfth month anniversary of the Effective Date.

         2.41. "Year Two" means the period beginning on the twelfth month anniversary of the Effective Date and ending upon the day before the twenty-fourth month anniversary of the Effective Date.


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3.       Promotions; Performance; and Account Management.

         3.1. Promotion Design. The Company will design and create all Company Content required for the Promotions in accordance with NBCi's standard technical and editorial guidelines which apply to a majority of NBCi partners providing harvested content, as updated in NBCi's sole discretion from time to time, including those set forth at http://www.snap.com/media/ or any successor URL designated by NBCi. The Company shall deliver via email such Company Content for the Promotions to NBCi within five days after the Effective Date. If the Company delivers such materials to NBCi more than five business days after the Effective Date, then for each day thereafter, (i) a pro-rata number of the Impressions to be delivered pursuant to this Agreement will be deemed to have been delivered by NBCi; and (ii) a pro-rata number of Click Thrus, calculated as a daily average of the actual number of Click Thrus over the first 30 days after such materials are delivered to NBCi, will be deemed to have been delivered by NBCi.

         3.2.     Impression Delivery.

                  3.2.1. Impressions. Beginning on the Effective Date, NBCi will use commercially reasonable efforts to deliver a total number of Impressions as set forth in Exhibit A attached hereto.

                  3.2.2. Underdelivery. If NBCi fails to deliver the required number of Impressions during the Term, the Company agrees that NBCi shall have an additional three months to deliver such Impressions on any Web site operated by NBCi, Snap or Xoom, at NBCi's sole discretion. If NBCi underdelivers on the required number of Impressions during such additional three months, NBCi will refund to the Company the pro-rata amount of the media fees set forth in Section 11.4 for such undelivered Impressions.

                  3.2.3. Overdelivery. In the event that NBCi deliver in excess of the number of Impressions required to be delivered pursuant to this Section 3.2 during Year One, then such over-delivery of Impressions shall be credited towards satisfaction of the next year's obligations for NBCi to deliver Impressions until all obligations through the end of the Term have been fulfilled, after which the Company will pay for any additional Keyword Promotions delivered, with payment to be at the lesser of (a) Snap's current standard rate card charges for Keyword Promotions less a [***]% discount or (b) Snap's rate card charges for Keyword Promotions in effect at beginning of overdelivery, less a [***]% discount. In the event that NBCi delivers more than [***]% of Year Two's obligation in Year One, the Company may choose to either discontinue delivery of Keyword Promotions for the remainder of Year One or pay for any additional Keyword Promotions delivered during Year One at (a) Snap's current standard rate card charges for Keyword Promotions less a [***]% discount or


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                                                                               *

                            (b) Snap's rate card charges for Keyword Promotions in effect at beginning of overdelivery, less a [***]% discount.

         3.3. Click Thru Delivery. During the Term, NBCi will use reasonable efforts to deliver Click Thrus to the Co-Branded Site or the Company's Site.

         3.4. Links; Performance Standards. The Company will be responsible for ensuring that each link embedded within a Promotion takes the User to the appropriate area within the Company Sites or the Co-Branded Site (other than links to the Career Center and the Employment Classifieds for which NBCi will be responsible), and that such sites function with reasonable reliability and in a commercially reasonable manner throughout the Term. The Company agrees that the Company Sites and the Co-Branded Site will comply with the performance standards set forth in Exhibit B attached hereto throughout the Term. Any failure by the Company to comply with this Section will be deemed to be a material breach of this Agreement. In the event of such breach, then for each day thereafter, (i) [***] Impressions to be delivered pursuant to this Agreement will be deemed to have been delivered by NBCi; and (ii) [***] Click Thrus, calculated as [***] will be deemed to have been delivered by NBCi for the duration of such breach. During the Term, NBCi will maintain NBCi as a top twenty general purpose portal site as measured by Media Metrix page views, unique users, or other reasonable metric.

         3.5. Best of Breed. During the Term, in the event the Company has failed to maintain the Company Sites, Company Content, or the Co-Branded Site as Best of Breed, NBCi shall have the right to (a) remove any deficient Company Content from the NBCi Sites and the Co-Branded Site until the Company has corrected such failure and/or (b) terminate this Agreement in accordance with Section 12.3.

         3.6.     Account Management.

                  3.6.1. Account and Contact Managers. For the purposes of this Agreement, Candace Brown shall be NBCi's account manager for the Company and Judy Hackett shall be the Company's contact manager for NBCi (collectively, the "Managers"). Subject to Section 19.16, the Managers shall be the primary points of contact for inquiries and requests, and each Manager shall provide the other with such information and assistance as may be reasonably requested by the other from time to time. Either party to this Agreement may change its designated Manager by giving the other party written notice of such change.

                  3.6.2. Quarterly Meetings. At least once each quarter, the Managers shall discuss the Company's Promotions for the next quarter, the effectiveness of the last quarter's Promotions, the reports provided under
                           Section 13, and any other items under this Agreement either Manager wishes to bring to the attention of the other Manager.


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4.       Anchor Tenancy.

         4.1. Anchor Tenant of Career Center and Employment Classifieds. After the Launch Date and during the Term, NBCi will feature the Company as the Anchor Tenant within the Career Center and Employment Classifieds. In the Career Center, the Company will have the right to program a Content Portal that begins Above the Fold that measures approximately 67% of the screen width and 250 pixels tall with relevant content and links to the Co-Branded Site. In addition, the Company shall have the right to program a Content Portal that measures approximately 67% of the screen width and 400 pixels tall in the Employment Classifieds with links to the Co-Branded Site. Company will provide the appropriate Company Content, subject to the reasonable discretion of a NBCi Product Manager, for the Content Portals as further defined in Sections 4.2 and 4.3. The NBCi Product Manager may provide the Company with reasonable assistance to enable the Company to effectively design the Content Portals. Subject to this Section 4.1, the NBCi Product Manager will determine the size and location of the Content Portals. NBCi may, in the exercise of its reasonable discretion, make changes to the design and functionality of the Career Center and Employment Classifieds. Notwithstanding anything in this Agreement to the contrary, any third party content or links may exist on any area of the Career Center and Employment Classifieds that provide (i) products or services that the Company does not offer or (ii) products or services for which the Company Products or Company Content are not Best of Breed; provided that (a) NBCi shall place any links to Company Competitors with attribution primarily Below the Fold and (b) NBCi will not have paid content aggregation with a Company Competitor. Moreover, other than as expressly set forth herein, NBCi shall have the right to display any third party links, media, banner advertisements, other promotions, and/or paid or unpaid editorial content anywhere on the NBCi Sites. Other than as expressly set forth in this Agreement, Company shall have the right to display any third party links, media, banner advertisements, other promotions, and/or paid or unpaid editorial content anywhere on the Company Sites.

         4.2. Career Center. The Career Center will contain multiple links to various areas of the NBCi Sites. During the Term, the Career Center shall contain Company Marks in the form of the Company logo, however it will otherwise retain the NBCi Look and Feel, subject to the reasonable discretion of a NBCi Product Manager, and will promote Company Content and the Company's Products. Subject to the reasonable discretion of a NBCi Product Manager, the Career Center may contain Jump Pages from the Career Center to the Co-Branded Site.

         4.3. Employment Classifieds. The Employment Classifieds will contain multiple links to various areas of the NBCi Sites. During the Term, the front door of the Employment Classifieds shall contain Company Marks in the form of the Company logo, the Company search tool and the language "Provided by Headhunter". Company will not be required to change its search methodology unless such change becomes necessary to maintain Best of Breed status. No later than January 1, 2000, the Company search tool on the NBCi Sites must be able to


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                  provide region-specific job searching information to Users based on a zip code provided by Users.

                  4.3.1. Alternate Job Listings Providers. Notwithstanding anything in this Agreement to the contrary, if Company is not providing Sufficient Job Listings for a City, NBCi may provide Users with listings from alternate job listing providers ("Alternate Listings"). Before NBCi may use Alternate Listings,
                           (a) NBCi must give the Company written notice that the Company is not providing Sufficient Job Listings; (b) then the Company will have 60 days to provide Sufficient Job Listings after such written notice; and (c) after such 60 days, NBCi may then supplement its listings with Alternate Listings, including listings from Company Competitors. Within fifteen days after receiving written notice from the Company that it has achieved Sufficient Job Listings, and subject to NBCi's reasonable verification, NBCi shall reinstate the Company's listings and remove all Alternate Listings for such City.

         4.4. Harvesting. Except as set forth in Section 3.1, the Company shall, beginning on the Effective Date, provide all Company Content as required herein pursuant to NBCi's standard harvesting technical specifications which are applicable to a majority of NBCi partners, as updated in NBCi's sole discretion from time to time, including those set forth at http://partnermarketing.snap.com/guide/htmlharvest.html
                  (Standard HTML Harvest Specifications),
                  http://partnermarketing.snap.com/guide/htmlsample.html
                  (Sample of HTML harvested content) and
                  http://partnermarketing.snap.com/guide/metaharvest.html (Meta
                  HTML Harvest Specifications),
                  http://partnermarketing.snap.com/guide/metasample.html
                  (Sample of Meta HTML harvested content), or any other successor URLs designated by NBCi. For Company Content appearing on My Snap or the Career Center, NBCi shall have the right, in its sole discretion, to harvest such Company Content in a manner requiring a User of the NBCi Sites to "click through" as many as two Web pages within the NBCi Sites before the User is transferred to the Company Sites or the Co-Branded Site. For Company Content appearing on the Employment Classifieds, NBCi shall harvest such Company Content in a manner such that a User of the NBCi Sites "clicks directly" to the Co-Branded Site. Harvested Company Content will maintain the NBCi Sites' Look and Feel and will include branding for the Company using Company Marks, in such form and placement as the parties shall mutually agree. The Company shall ensure that all Company Content remains at all times current by continually providing NBCi with timely updates to the Company Content. Furthermore, under no circumstances shall Company Content include any content of a Competitor or reference a Competitor.

         4.5. Internal Promotions for the Career Center and Employment Classifieds. During the Term, a NBCi Product Manager will use reasonable efforts to promote the Career Center and/or the Employment Classifieds by (i) placing a promotional link to the Career Center and/or the Employment Classifieds on a NBCi Front


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                  Door at least 24 days and (ii) subject to the discontinuance of the Snap Wire, placing promotional links to the Career Center and/or the Employment Classifieds in a minimum of six Snap Wires. Such six Snap Wires referred to in this Section are in addition of the requirements of Section 3.2. NBCi, in its sole discretion may promote the Career Center and/or the Employment Classifieds by linking to the Career Center and/or the Employment Classifieds from relevant channels of the NBCi Sites such as Local, Education, Entertainment, and Business and Money.

         4.6. Hosting. NBCi will host the Career Center, the Employment Classifieds and the Content Portals on its servers, servers within its control, or servers of a third party under contract with NBCi, and will provide all computer hardware, software and personnel necessary to operate and maintain the Career Center and Employment Classifieds, and the Content Portal as functional pages accessible to Users.

         4.7. Advertising. NBCi shall own and have the right to use or sell all of the advertising inventory on the Career Center and Employment Classifieds. The Company acknowledges that any advertising for and/or links to other sites similar to or in competition with the Company may exist in Career Center and Employment Classifieds; provided, however, that any links are subject to the restrictions contained in Section 4.1 of this Agreement.

5.       Co-Branded Site.

         5.1. Co-Branded Site Described. The Company will develop the Co-Branded Site in accordance with this Section 5 and NBCi will provide reasonable assistance in connection therewith. Subject to the reasonable discretion of a NBCi Product Manager, the Co-Branded Site will provide all of the features and functionality provided by, and will perform in a manner substantially identical to, the Company Sites, as the Company Sites may be updated and enhanced from time to time by Company in its sole discretion.

         5.2. Changes. NBCi acknowledges that the Company may change the design and functionality of the Company Sites from time to time, in which case the design and functionality of the Co-Branded Site will be changed in a similar fashion. Notwithstanding the foregoing, the Company will ensure that the Co-Branded Site at all times maintains the NBCi Sites' Look and Feel and will make all changes reasonably suggested by a NBCi Product Manager regarding the Look and Feel for editorial consistency.

         5.3. Co-Branding Features. Each page on the Co-Branded Site will include branding for NBCi and the Company so that the NBCi Marks and Company Marks are both Above the Fold and are of substantially equivalent value and prominence to each other. Each page of the Co-Branded Site will also comply with NBCi's co-branding technical specifications, as updated in NBCi's sole discretion from time to time, including those set forth at http://partnermarketing.snap.com/cobrand/cobranded_specs.html or any other


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                                                                               *

                  successor URL designated by NBCi, and will include appropriate navigation features, such as an embedded link on each NBCi logo to the front door of the NBCi Sites, breadcrumb trails linking the User to the page of the NBCi Sites from which the User originated, navigation bars, and a NBCi search box, that will include links to the NBCi Sites.

         5.4. Launch Date. The Company will use its best efforts to achieve a Launch Date for the Co-Branded Site within 60 days after the Effective Date; provided, however, that if the Launch Date occurs after such 60 days or does not occur due to the fault of the Company, then such failure will be deemed a material breach of this Agreement by Company. NBCi shall provide the Company with reasonable assistance to launch the Co-Branded Site. Notwithstanding the Launch Date, NBCi shall have the right to begin displaying Impressions immediately upon the Effective Date. If the Launch Date of the Co-Branded Site does not occur within 60 days after the Effective Date, due to the fault of the Company, then for each day thereafter, (i) a pro-rata number of the Impressions to be delivered pursuant to this Agreement will be deemed to have been delivered by NBCi; and (ii) a pro-rata number of Click Thrus, calculated as a daily average of the actual number of Click Thrus over the first 30 days after the Launch Date, will be deemed to have been delivered by NBCi.

         5.5. Implementation. Notwithstanding anything in this Agreement to the contrary, the Company shall have thirty days to implement any significant changes required by a NBCi Product Manager.

         5.6. Hosting. Except as otherwise expressly provided in this Agreement, the Company will host the Co-Branded Site and the Company Products on its servers (or on servers within its control), and will provide all computer hardware, software and personnel necessary to operate and maintain the Co-Branded Site as a functional site accessible to Users.

         5.7. Advertisements. The Company shall own and have the right to use or sell (but not barter) all of banner advertising inventory on the Co-Branded Site; provided, however, the Company shall pay to NBCi [***] of the Net Advertising Revenue, Company receives from such advertising on the Co-Branded Site. The Company will display advertising on the Co-Branded Site consistent with the number, type, and placement of advertising displayed on the Company Sites; provided, however, that all advertisements on the Co-Branded Site must also comply with NBCi's reasonable editorial guidelines in effect from time to time. At the Company's request, NBCi will sell and deliver advertising to the Co-Branded Site via third party advertising. The Company will not display advertisements of Competitors on the Co-Branded Site. Further, if any advertisement on the Co-Branded Site is reasonably deemed inappropriate by NBCi, the Company shall upon notice from NBCi immediately remove the advertisement from the Co-Branded Site.


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         5.8.     Customized Co-Branded Pages. Subject to the mutual discretion of a NBCi Product Manager and Company, NBCi may create links within specific areas of the NBCi Sites to the Co-Branded
                  Site for targeted job searching products, listings and services in a specified category (e.g. sports, entertainment, health, computers). The Company shall create customized Co-Branded Pages that contain jobs in the specified category.

         5.9. DNS Redirection. Using Domain Name System redirection, the URL for the Co-Branded Site will begin with http://headhunter/snap. NBCi agrees that the Company will be entitled to count all page views of the Co-Branded Site towards the Company's traffic as measured by Media Metrix and other Internet traffic-auditing firms.

         5.10. Most Favored Customer Pricing. The Company shall offer on the Co-Branded Site and the Company Sites to Users from the NBCi Sites the Company's most favored customer pricing, which means pricing and terms substantially similar to the lowest pricing and most favorable terms offered by the Company to any other Users. The Company shall maintain competitive pricing for the products and services it offers.

6.       My Snap Job Search Option.

         6.1. My Snap Job Search Described. No later than February 1, 2000, the Company will provide job searching and listing services to Users of My Snap ("My Snap Job Search"). My Snap Job Search (or a substantial equivalent), will be linked to a Jump Page. At the Jump Page, Users will be permitted to create an individual job search that is refreshed each time such User clicks on My Snap Job Search. Snap will promote the My Snap Job Search to Users, however, My Snap Job Search will not be a default link on My Snap. Snap has 60 days after written notice from the Company to implement the Jump Pages for the My Snap Job Search.

         6.2. Availability. If the Company can not provide My Snap Job Search by March 31, 2000, due to the fault of the Company, NBCi, in its sole discretion shall have the right to obtain the My Snap job searching and listing services as described in this Section 6 from another job searching and listings services provider and shall have no further obligation to the Company under this Section 6. NBCi shall provide the Company with reasonable assistance to launch My Snap Job Search.

7.       Jump Pages.

         7.1. Jump Pages Described. NBCi will develop, implement, and maintain all Jump Pages in accordance with this Section 7 and the Company will provide reasonable assistance in connection therewith. NBCi has the sole discretion on the Look and Feel of the Jump Pages. Jump Pages will feature Company Content and attribution. Company Marks shall be included on all Jump Pages.

                                                                               *
         7.2. Changes. Subject to the other provisions of this Agreement, NBCi may, in the exercise of its reasonable discretion, make changes to the number, design and functionality of the Jump Pages.

         7.3. Company Content. The Company will provide all appropriate and mutually agreeable Company Content for the Jump Pages to NBCi as harvested Company Content pursuant to Section 4.4.

         7.4. Hosting. NBCi will host the Jump Pages on its servers, servers within its control, or servers of a third party under contract with NBCi, and will provide all computer hardware, software and personnel necessary to operate and maintain the Jump Pages as functional pages accessible to Users.

         7.5. Advertisements. NBCi shall own and have the right to use or sell all of the advertising inventory on the Jump Pages.

8. NBC On-Air Promotion. Within six months of the Effective Date, NBCi will present at least one Integrated Media Opportunity to air on NBC (the "NBCi Spots"). The Company shall have seven (7) days to accept the terms of such Integrated Media Opportunity from NBCi after which the Company will be deemed to have forfeited such Integrated Media Opportunity. If Company rejects the first Integrated Media Opportunity presented by NBCi, NBCi will only be obligated to make one additional presentation for an Integrated Media Opportunity to the Company during the Term. NBCi shall have sole discretion regarding the final form and content of all aspects of such advertisements but will consult with the Company regarding how Company Products and/or Company Marks will be featured in the NBCi Spots. Up to $[***] of the media fee paid by Company under Section 11.4 of this Agreement may be applied to the fee for the first Integrated Media Opportunity purchased by the Company from NBCi. Company acknowledges that all placement of Company Products and/or Company Marks within the NBCi Spots, as well as the NBCi Spots themselves, will be subject to the NBC Advertising Standard Terms and Conditions as well as the Advertising Standards set by NBC Broadcast Standards and Practices, and NBCi will have no right or power to cause NBC to make any exception thereto for Company or the NBCi Spots. All other terms and conditions of the Integrated Media Opportunity shall be contained in an advertising agreement for the Integrated Media Opportunity between NBCi and the Company.

9.       Co-Branded, Enhanced, and International Editions.

         9.1. Co-Branded Editions. Company acknowledges that NBCi produces co-branded editions of the NBCi Sites for various resellers, distributors, other licensees and/or joint venture partners (collectively the "Distributors"). In some cases, such Distributors are entitled to replace NBCi's default content with other content within their own co-branded editions of any NBCi Site. Notwithstanding any other provisions of this Agreement, if any such Distributor has exercised its right to replace Company Content with other content, then NBCi will not be required to display the Promotions or Company Content within such Distributor's co-branded edition of the NBCi Sites. If NBCi does display the Promotions or Company

                                                                               *

                  Content within a co-branded edition of any NBCi Site, such display will be governed by this Agreement.

         9.2. Enhanced and International Editions. NBCi has created an enhanced, high-speed version of the NBCi Sites focused on rich media content (together with any successor service(s) or site(s) thereof and any co-branded editions of such service that have been or may be developed for NBCi's third party distribution partners and licensees, the "Enhanced Sites") and may desire to include appropriate rich media Company Content within the Enhanced Sites. NBCi is currently considering creating one or more international editions of the NBCi Sites to reflect appropriate localized and local partner content ("International Editions") and may desire to include localized Company Content within the International Site. At NBCi's sole discretion, all terms and conditions contained in the Agreement related to the "NBCi Sites" may also apply to the Enhanced Site and International Editions, and any Impressions and Click Thrus required under the Agreement may be delivered on the Enhanced Sites, International Editions, and/or the existing NBCi Sites. The Company hereby acknowledges that NBCi, in its sole discretion, may use appropriate content, promotions and other material provided by Company within the Enhanced Sites and the International Editions, and all licenses set forth in this Agreement are hereby expanded to include the Enhanced Sites and International Editions. The Company acknowledges that the Look and Feel of the Enhanced Site will be designed for a high-bandwidth audience and therefore may substantially differ from the Look and Feel of the primary NBCi Sites. The Company further acknowledges that the Look and Feel of the International Editions will be localized for the relevant target audience (e.g., in terms of language, culture, and ethnicity) and therefore may substantially differ from the Look and Feel of the primary NBCi Sites.

10.      User Profile Data, Commerce Opportunities, and Direct Marketing.

         10.1. Data Ownership. The Company will be the sole owner of any information that the Company collects from Users through the Company Sites and the Co-Branded Site, and NBCi will be the sole owner of any information that NBCi collects from Users through the NBCi Sites and the Co-Branded Site.

         10.2. Use of Information and Confidentiality. Each party will have the right to use any information provided by the other party pursuant to Section 13 subject to the confidentiality restrictions set forth in Section 19.8. Unless otherwise clearly disclosed to Users on the respective site, all data collected from Users through the Company Sites and Co-Branded Site will be kept confidential and not disclosed to third parties in accordance with the published privacy policy of NBCi.

11.      Payments and Credits.

         11.1. Production Fee. On the Effective Date, the Company will pay to NBCi a [***] production and content integration fee.

                                                                               *

         11.2. Anchor Tenancy Fee. The Company will pay NBCi a [***] fee for the Anchor Tenant position in the Career Center and the Employment Classifieds. Year One of such fee, in the amount of [***], shall be paid in three equal quarterly installments of [***] due beginning three months after the Effective Date. Year Two of such fee, in the amount of [***] shall be paid in four equal quarterly installments of [***] due beginning on the first day of Year Two.

         11.3. Performance Fee. The Company will pay NBCi [***] for each Click Thru delivered pursuant to Section 3.3 ("Performance Fee"). Payments under this Section 11.3 will be due monthly, on receipt of an invoice from NBCi. No Performance Fee shall be due until NBCi has delivered [***] Click Thrus.

         11.4. Media Fee. Beginning one month after the Effective Date, the Company shall pay NBCi a media fee monthly for all Impressions NBCi delivers pursuant to Section 3.2. During Year One, the Company will pay NBCi [***] in twelve equal monthly payments of [***] for such Impressions. During Year Two and beginning one month after the first day of Year Two, the Company will pay NBCi [***] in twelve equal monthly payments of [***] for such Impressions. Media Fees are payable within 30 days of receipt of invoice.

         11.5. Payment. Payments under this Agreement will be made by check or wire transfer of immediately available funds. If Company should fail to make any payment due under this Agreement by the date such payment is due, the overdue payment will bear interest at the rate of one and one-half percent simple interest per month or the maximum interest permitted by law, whichever is less.

         11.6. Invoice Procedure. NBCi shall send the Company all invoices hereunder to the attention of Judy Hackett, whose title is Senior Vice President of Marketing. The Company agrees to use the following procedures for processing and payment of invoices from NBCi: Company will send payment to NBCi immediately upon receipt of invoice from NBCi unless
                  (i)expressly stated otherwise in this Agreement or (ii) expressly stated otherwise by NBCi at time of invoice, which shall not supercede provisions in this Agreement.

12.      Term; Termination.

         12.1. Term. The term of this Agreement will begin on the Effective Date and end on the last day of the twenty-fourth month after the Effective Date, unless otherwise terminated or extended as set forth in this Agreement (the "Term").

         12.2. Extension Negotiations. Eighteen months after the Effective Date, the parties hereto shall work diligently and in good faith, on an exclusive basis for 60 days, to prepare and negotiate the written terms of an extension of the Term. If an agreement is not reached after such exclusive time period, the parties shall use their best efforts to conclude such negotiations on a non-exclusive basis within three months of the end of the Term.

         12.3. Termination for Cause. Either NBCi or the Company may terminate this Agreement at any time by giving written notice of termination to the other parties if any other party commits a material breach of its obligations hereunder that is not cured within 30 days after notice thereof from a non-breaching party; provided, however, that if the Company fails to make a payment as required hereunder, NBCi may terminate this Agreement 15 days following the date of notice of such non-payment if any such payment is not made within 15 days after the Company's receipt of such notice. Company or NBCi (either, the "Terminating Party") may terminate this Agreement immediately, and shall have no further obligation under this Agreement, if the Company or NBCi (either, the "Non-Terminating Party") becomes insolvent; makes an assignment for the benefit of creditors; makes or sends notice of a bulk transfer; calls a meeting of its creditors with respect to its inability to pay its obligations owed to such creditors on customary terms; defaults under any agreement, document or instrument relating to the Non-Terminating Party's indebtedness for borrowed money; ceases to do business as a going concern; a petition is filed by or against the Non-Terminating Party under any bankruptcy or insolvency laws; or the Non-Terminating Party experiences a change in its ownership, such that a Competitor holds an equity interest in the Non-Terminating Party, without the Terminating Party's prior, written consent to such ownership.

         12.4. Termination Regarding Company Content. NBCi may terminate this Agreement at any time by giving written notice of termination to the Company if the Company fails to timely deliver, pursuant to Section 4.4, any material part of the Company Content, including updates, and such failure is not cured within 10 days after Company's receipt of notice thereof from NBCi.

         12.5. Consequences of Termination. Upon the termination or expiration of this Agreement, all licenses granted hereunder shall immediately terminate and each party shall return or destroy all Confidential Information of the other party in its possession. In addition, in the event this Agreement is terminated pursuant to Sections 12.3, then all monies paid by the Company to NBCi hereunder prior to the termination, including without limitation all performance fees set forth in Section 11.3, shall be deemed non-refundable except (i) as expressly stated otherwise in this Agreement, or (ii) in the case of a material breach by NBCi. Finally, in the event this Agreement is terminated pursuant to Sections 12.3 and 12.4, then the Company shall pay to NBCi 100% of all fees that would be incurred by the Company under the Agreement during the subsequent 90 days of the Term as liquidated damages, and such payment shall be made within 30 days of termination. Such payments shall be due and payable on the dates they would have been due and payable if the termination had not occurred. The parties acknowledge and agree that it would be impractical to estimate the amount of any damages that could arise out of any material breach of this Agreement or termination pursuant to Section 12.3 and/or Section 12.4, and agree that the amount of liquidated damages described above is a reasonable estimate of the actual damages that NBCi would suffer and incur as a result of such breach or termination of this Agreement. No party shall be liable to the others for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

13.      Reports, Records, and Accounts.

         13.1. NBCi Reports. Within 15 days after the end of each month during the Term, NBCi will provide to the Company its standard advertising report for User traffic generated from the Promotions for such month.

         13.2. Company Reports. Within 15 days after the end of each month during the Term, the Company will provide to NBCi a complete and detailed report that includes, at a minimum, for such month: (i) the total page views on the Co-Branded Site, (ii) the number of unique Users to the Co-Branded Site from the Career Center and/or the Employment Classifieds, (iii) the number of Click Thrus and the conversion rate resulting from such Click Thrus, (iv) the number of Users and User Profile Data for Users who click through from the NBCi Sites to the Company Sites and/or the Co-Branded Site, (v) the number of Users and User Profile Data for Users who click through from the NBCi Sites to the Company Sites and/or the Co-Branded Site and order Company Products, and (vi) the aggregate statistical and demographic characteristics of Users in (ii),
                  (iii), (iv), and (v). To the extent that the Company does not collect any of the reporting data specified in this Section 13.2, the Company shall not be required to report such data to NBCi. NBCi will tag each Co-Branded User originating from the NBCi Sites using a cookie or other similar technology to assist the Company in obtaining the foregoing data.

         13.3. Records and Accounts. The Company agrees to keep, on a continuing basis, full and accurate records and accounts, including, without limitation all logs and reports, sufficient to permit NBCi to verify the accuracy of all reports submitted by the Company as hereinabove required. NBCi shall have the right, at its sole expense, to examine such books and records, whether in electronic format or otherwise, to the extent that such examination is necessary and pertinent to the foregoing verification, during reasonable business hours, using its employees or principals, or through outside, authorized representatives. In the event such an examination reveals that any of the Click Thru reports submitted or payments made by the Company to NBCi, as hereinabove required, understated the monies owed by five percent (5%) or more, then the Company shall, in addition to the payment of the additional monies owed fees determined by such examination, promptly pay to NBCi the reasonable cost of such examination.

14.      Licenses.

         14.1. Company Content. The Company hereby grants to NBCi a non-exclusive, non-transferable, royalty-free license, effective throughout the Term, to use, display and publish the Company Content solely as permitted hereunder. In the event the Enhanced Sites and/or the International Editions are deemed included within this Agreement pursuant to Section 9.2, the Company hereby further grants to NBCi a non-exclusive, non-transferable, royalty-free license, effective throughout the Term, to modify and create derivative works of the Company Content solely as permitted hereunder. In the event the International Editions are deemed included within this Agreement pursuant to Section 9.2, the Company shall in good faith modify the Company Marks to incorporate changes reasonably suggested by NBCi for the relevant target audience (e.g., complying with local laws or avoiding the use of offensive terms in the local language). Nothing contained in this Agreement will give NBCi any right, title or interest in or to the Company Content or the goodwill associated therewith, except for the limited usage rights expressly provided above. NBCi acknowledges and agrees that, as between the Company and NBCi, the Company is the sole owner of all rights in and to the Company Content. All use of the Company Marks by NBCi shall inure to the benefit of the Company and shall be subject to any reasonable usage guidelines communicated by the Company to NBCi regarding the Company Marks.

         14.2. NBCi Marks. NBCi hereby grants to the Company a non-exclusive, non-transferable, royalty free license, effective throughout the Term, to use, display and publish the NBCi Marks solely within the Co-Branded Site as permitted hereunder. Any use of the NBCi Marks by the Company must comply with any reasonable usage guidelines communicated to the Company by NBCi from time to time. Nothing contained in this Agreement will give the Company any right, title or interest in or to the NBCi Marks or the goodwill associated therewith, except for the limited usage rights expressly provided above. The Company acknowledges and agrees that, as between the Company and NBCi, NBCi is the sole owner of all rights in and to the NBCi Marks.

15. Responsibility for the Sites and Products. The Company acknowledges and agrees that, as between the Company and NBCi, the Company will be solely responsible for any claims or other losses associated with or resulting from the marketing or operation of the Company Sites or the Co-Branded Site or the offer or sale of any Company Products by the Company or through the Company Sites or the Co-Branded Sites. NBCi is not authorized to make, and agrees not to make, any representations or warranties concerning the Company Products, except to the extent (if any) contained within Promotions delivered to NBCi by the Company.

16. LIMITATION OF DAMAGES. NO PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT IN THE EVENT OF A CLAIM UNDER SECTION 18 OR SECTION 19.8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN AN AMOUNT GREATER THAN THE AMOUNTS ACTUALLY PAID TO NBCI BY THE COMPANY HEREUNDER.

17. NO WARRANTIES. THE IMPRESSIONS, CAREER CENTER AND EMPLOYMENT CLASSIFIEDS, USER PROFILE DATA AND COMPANY PRODUCTS ARE

         PROVIDED "AS IS" AND THE INFORMATION CONTAINED THEREIN IS NOT WARRANTED TO BE FREE FROM ERROR. BOTH PARTIES DISCLAIM ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE CAREER CENTER, EMPLOYMENT CLASSIFIEDS, IMPRESSIONS USER PROFILE DATA, COMPANY PRODUCTS AND CONTENT PORTALS.

18.      Mutual Indemnification.

         18.1. Indemnification by NBCi. NBCi shall indemnify, defend and hold the Company harmless from and against any costs, losses, liabilities and expenses, including all court costs, reasonable expenses and reasonable attorney's fees (collectively, "Losses") that the Company may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of the operation of the NBCi Sites (except in cases where the Company is required to indemnify NBCi under Section 18.2).

         18.2. Indemnification by Company. The Company shall indemnify, defend and hold NBCi harmless from and against any Losses that NBCi may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or other claim by a third party, whether commenced or threatened, arising out of or as a result of (i) the use of Company Content by NBCi in accordance with this Agreement; (ii) the operation of the Company Sites or the Co-Branded Site; (iii) the use of any word as a keyword to trigger a Keyword Promotion; (iv) the offer or sale of Company Products by the Company on or through the Company Sites or the Co-Branded Site, or (v) the authorized and legal use of the User Profile Data under the terms of this Agreement.

         18.3. Indemnification Procedures. If any party entitled to indemnification under this Section (an "Indemnified Party") makes an indemnification request to the other, the Indemnified Party shall permit the other party (the "Indemnifying Party") to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. The Indemnified Party shall notify the Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with the Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An

                  Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

19.      Miscellaneous.

         19.1. Local Employment Classifieds. During the Term, NBCi grants to the Company a first right of refusal on any future negotiations for the NBCi Local Channel Employment Classified job searching products, listings and services.

         19.2. Update of Company Competitor List. At the end of Year One, the Company may provide the NBCi Product Manager with a written list selecting nine (9) new competitors to qualify as Company Competitors under this Agreement.

         19.3. Promotion of NBCi Sites. The Company shall display the NBCi Marks on the Company Sites at least as prominently as any other portal or search engine entity that Company promotes on the Company Sites. The Company shall ensure that the NBCi Marks on the Company Sites link to the Co-Branded Site, the Career Center or Employment Classifieds.

         19.4. Assignment. Subject to Section 12.3, either party shall have the right to assign all of its rights and liabilities hereunder to an affiliate or to any person or entity that (i) acquires all or substantially all of such party's operating assets (whether by asset sale, stock sale, merger or otherwise) or (ii) results from a merger or reorganization of such party pursuant to any plan of merger or reorganization; provided that the new entity accepts in writing all of such party's rights, obligations and liabilities hereunder and such entity is not a Competitor.

         19.5. Relationship of Parties. This Agreement will not be construed to create a joint venture, partnership or the relationship of principal and agent between any of the parties hereto, nor to impose upon any party any obligations for any losses, debts or other obligations incurred by another party except as expressly set forth herein.

         19.6. Conflicts. Notwithstanding any other provision of this Agreement, no obligation of NBCi pursuant to this Agreement shall be interpreted or operate to cause NBCi to breach any contract or agreement between NBCi and any other party, or impair the rights of any such contract party pursuant to a contract or agreement with NBCi.

         19.7. Applicable Law; Forum. This Agreement will be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law. Litigation of disputes under this Agreement shall be conducted in the appropriate state or federal courts located in the City of New York, New York. The parties hereto consent to the jurisdiction of any local, state or federal court in which an action is commenced and located in accordance with the terms of this Section and that is located in New York, New York. The parties further agree not to disturb such choice of forum, and if not resident in such state, waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return receipt requested, addressed to the parties as set forth herein.

         19.8. Confidentiality. In connection with the activities contemplated by this Agreement, each party may have access to confidential or proprietary technical or business information of another party, including without limitation (i) proposals, ideas or research related to possible new products or services; (ii) financial statements and other financial information; (iii) any reporting information in Section 13; and (iv) the terms of this Agreement and the relationship among the parties (collectively, "Confidential Information"). Each party will take reasonable precautions to protect the confidentiality of each of the other party's Confidential Information, which precautions will be at least equivalent to those taken by such party to protect its own Confidential Information. Except as required by law or as necessary to perform under this Agreement, no party will knowingly disclose the Confidential Information of any other party or use such Confidential Information for its own benefit or for the benefit of any third party. Each party's obligations in this Section with respect to any portion of another party's Confidential Information shall terminate when the party seeking to avoid its obligation under such Section can document that: (i) it was in the public domain at or subsequent to the time it was communicated to the receiving party ("Recipient") by the disclosing party ("Discloser") through no fault of Recipient; (ii) it was rightfully in Recipient's possession free of any obligation of confidence at or subsequent to the time it was communicated to Recipient by Discloser; (iii) it was developed by employees or agents of Recipient independently of and without reference to any information communicated to Recipient by Discloser; (iv) it was communicated by the Discloser to an unaffiliated third party free of any obligation of confidence; or (v) the communication was in response to a valid order by a court or other governmental body, was otherwise required by law or was necessary to establish the rights of either party under this Agreement.

         19.9. Press Release. No party will make any public statement or other announcement (including without limitation, issuing a press release) or pre-briefing any member of the press or other third party) relating to the terms or existence of this Agreement without the prior written approval of the other parties. Notwithstanding the foregoing and Section 19.8, the parties may issue an initial joint press release, the timing and wording of which will be subject to each party's reasonable approval, regarding the relationship between the parties.

         19.10. Injunctive Relief. Each party agrees that in the event of a breach or alleged breach of Sections 19.8 or 19.9 that the other parties shall not have an adequate remedy at law, including monetary damages, and that the other parties shall consequently be entitled to seek a temporary restraining order, injunction, or other form of equitable relief against the continuance of such breach, in addition to any and all remedies to which any other party shall be entitled.

         19.11. Captions and Section Headings. Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it. Except as otherwise specifically provided, any reference in this Agreement to a section or exhibit shall be deemed to be a reference to such section or exhibit of this Agreement.

         19.12. Survival. Termination or expiration of this Agreement for any reason shall not release any party from any liabilities or obligations set forth in this Agreement which (i) the parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration.

         19.13. Taxes. For all fees or charges payable hereunder by the Company to NBCi, the Company will pay or reimburse NBCi for any taxes or fees (including all federal, state, or local taxes), if any, associated with NBCi's provision of the services hereunder to the Company, except that the Company will have no liability for any taxes based on NBCi's net assets or net income, or for which Company has an appropriate resale or other exemption.

         19.14. Force Majeure. If any party shall be delayed in its performance of any obligation hereunder or be prevented entirely from performing any such obligation due to causes or events beyond its reasonable control, including without limitation any act of God, fire, strike or other labor problem, such delay or non-performance shall be excused and the time for performance shall be extended to include the period of such delay or non-performance.

         19.15. Dispute Resolution. In the event that any dispute arises hereunder, the parties agree that prior to commencing litigation, arbitration, or any other legal proceeding, each party shall send an officer of such party to negotiate a resolution of the dispute in good faith at a time and place as may be mutually agreed. Each officer shall have the power to bind its respective party in all material respects related to the dispute. If the parties cannot agree on a time or place, upon written notice from either party to the other, the negotiations shall be held at the principal executive offices of NBCi twenty one days following such notice (or on the next succeeding business day, if the twenty first day is a weekend or holiday).

         19.16. Notices. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, in English, shall be sent by certified or registered air mail with postage prepaid, return receipt requested, by facsimile, overnight express mail, or by hand delivery. Such communications shall be deemed given and received upon confirmation of receipt, if sent by facsimile; the day after delivery if by overnight express mail; or upon delivery if hand delivered; or upon receipt of mailing, if sent by certified or registered mail; and shall be addressed to the parties as set forth above on the first page of this Agreement and to the attention of Judy Hackett, if to the Company; and to the attention of Mark Markunas, Contracts Administrator, if to NBCi; or to such other addresses or persons as the parties may designate in writing from time to time.

         19.17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed a duplicate original and all of which, when taken together, shall constitute one and the same document.

         19.18. Entire Agreement. This Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. This Agreement may not be amended except in writing signed by all parties. Each party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein. All exhibits attached to this Agreement are incorporated hereby and shall be treated as if set forth herein.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates indicated below.



NBC INTERNET INC.                         HEADHUNTER.NET



By:  Edward Sanctis                       By:  /s/ Mark Partin
   --------------------------------          ---------------------------------
   (Signature)                               (Signature)


Name:  /s/ Edward Sanctis                 Name:   Mark Partin
     -------------------------------           -------------------------------
     (Please print)                            (Please print)


Title:   Pres. and C.O.O.                 Title:    CFO
      ------------------------------            ------------------------------


Date:  12/10/99                           Date:     12/10/99
     -------------------------------           -------------------------------

                                                                               *

                                   EXHIBIT A

                               KEYWORD PROMOTIONS

1. Keywords. Subject to availability in NBCi's inventory, the Company shall provide NBCi with no more than 10 keywords. For any keywords protected by trademark or servicemark rights, NBCi shall have the right to accept or reject such term regardless of availability. In the event NBCi accepts such a keyword protected by trademark or service mark rights, (i) the Company shall indemnify, hold harmless, and defend NBCi as set forth in Section 18 of the Agreement to which this
         Exhibit is attached and (ii) NBCi shall have the right, in its sole discretion, to terminate immediately its acceptance in the event NBCi becomes aware of third party claims regarding such keyword (e.g., demand letter, complaint, etc.).

Keywords:
1.Job
2.Jobs
3.Career
4.Careers
5.Job Search
6.headhunters
7.resume
8.resumes
9. employment
10.job sites

2. [***] Exclusivity. At least [***] of all keyword search results for only such keywords will result in a Company Keyword Promotion. This
         Section 2 of this Exhibit A may not apply to keyword searches containing the keywords indicated and also containing additional words. [For example, if "job" is a selected keyword, a search on "job search" means this Section 2 of this Exhibit A may not apply to this search.]

3. Underdelivery of Keyword Promotions. If for any reason NBCi underdelivers on the stated number of Keyword Promotions, NBCi will make good on the amount of the underdelivery with a number of targeted Impressions of equal value.

4. Overdelivery. In the event that NBCi delivers in excess of the stated number of Keyword Promotions, NBCi shall notify the Company in writing as soon as reasonably practical. Upon receipt of such notice, the Company shall, in writing, but within its sole discretion, either accept or decline the overdelivery. In the event the Company either confirms the over delivery of Impressions of Keyword Promotions or does not respond in writing within 5 days of NBCi's written notice of over delivery, the Company will pay for all excess ordered Impressions of Keyword Promotions at NBCi's then standard net rate card charges for Keyword Promotions less a 25% discount. In the event the Company declines in writing to accept the over delivery within 5 days of NBCi's written notice, NBCi shall cease delivering any additional Keyword Promotions.

                                                                               *

5. Impressions. NBCi will make commercially reasonable efforts to deliver the Impressions in the quantity and according to the allocation schedule below. In the event that NBCi is unable to deliver the Impressions as defined in the schedule below, NBCi may substitute Impressions of comparable value.

6. Integrated Media Opportunity. If the Company elects the Integrated Media Opportunity in Section 8 of this Agreement, the Impressions defined below in the schedule will be reduced pro-rata across Year One and Year Two up to $[***] of media fees that may be deferred under such section.

                       IMPRESSIONS                       YEAR 1          YEAR 2         TOTAL
                       -----------                       ------          ------         -----
TARGETED:

Local                                                  [***]          [***]          [***]
Computing and Internet                                 [***]          [***]          [***]
Entertainment                                          [***]          [***]          [***]
Sports                                                 [***]          [***]          [***]
Education                                              [***]          [***]          [***]
Shopping                                               [***]          [***]          [***]
People and Society                                     [***]          [***]          [***]
Health                                                 [***]          [***]          [***]
Business and Money                                     [***]          [***]          [***]
Keywords                                               [***]          [***]          [***]
TOTAL NBCI TARGETED IMPRESSIONS                        [***]          [***]          [***]

NBCI UNTARGETED:
Front Door Windows                                     [***]          [***]          [***]
Run of Site Banners, Buttons, Windows                  [***]          [***]          [***]
Snap Wire                                              [***]          [***]          [***]
TOTAL NBCI UNTARGETED IMPRESSIONS                      [***]          [***]          [***]

Direct Marketing Email                                 [***]          [***]          [***]

TOTAL IMPRESSIONS                                      [***]          [***]          [***]
MEDIA FEES                                             [***]          [***]          [***]

                                   EXHIBIT B

                         GENERAL PERFORMANCE STANDARDS

The Company Sites, the Co-Branded Site and the Company's related operations must comply with the following performance standards throughout the Term:

1. The Company Sites and Co-Branded Site will be operational and fully functional in all material respects (i.e. capable of displaying information and conducting transactions as contemplated in the ordinary course of business) at least 99.5% of the time during any 30 day period.

2. The average time required to start displaying the HTML on a page of the Company Sites or Co-Branded Site after a link from the NBCi Sites shall not exceed a daily average of eight seconds, and the average time required to deliver an entire page of the Company Sites or Co-Branded Site over the open Internet shall not exceed a daily average of eight seconds. For measurements required in this Section, the Company may assume standard T1 connectivity to the Internet.

3. Without limiting the effect of Sections 1 and 2 above, the Company shall provide to Users coming to the Company Sites or the Co-Branded Site from the Promotions at least the same level of service as is offered to Users coming directly to the Company Sites.

4. The Company Sites and Co-Branded Site will offer job searching products, listings and services as well as links to various resources and shall not: (i) contain defamatory or libelous material or material which discloses private or personal matters concerning any person, without such person's consent; (ii) permit to appear or be uploaded any messages, data, images or programs which are illegal, contain nudity or sexually explicit content or are, by law, obscene, profane or pornographic; or (iii) permit to appear or be uploaded any messages, data, images or programs that would knowingly or intentionally (which includes imputed intent) violate the property rights of others, including unauthorized copyrighted text, images or programs, trade secrets or other confidential proprietary information, or trademarks or service marks used in an infringing fashion.

5. If any of the performance standards set forth above are not met by the Company, NBCi may immediately remove any or all links to the Company Sites or Co-Branded Site, as applicable, at NBCi's sole discretion. If the Company Sites or the Co-Branded Site fail to operate fully and functionally in any material respect for any period of four or more consecutive hours, even if otherwise in compliance with the performance standards, NBCi may immediately remove any or all links to the Company Sites or Co-Branded Site, as applicable, at NBCi's sole discretion until such time as the Company notifies NBCi that such Company Sites or Co-Branded Site has resumed acceptable operation. These remedies are for NBCi's editorial purposes and in no way limit NBCi's ability to terminate this contract or pursue any other remedies hereunder in the event the performance standards set forth herein are not met.

                                   Exhibit C

                            List of NBCi Competitors

1.       @Home/Excite
2.       4anything.com
3.       ABC
4.       About.com
5.       Altavista/Compaq
6.       Amazon.com
7.       AOL.com/AOL/Mirabilis-ICQ/
8.       AskJeeves
9.       Broadcast.com
10.      CBS
11.      CMGI/AltaVista
12.      CMGI/Lycos
13.      Compuserve
14.      Direct Hit
15.      Disney/Infoseek/GoNetwork
16.      Euroseek
17.      Fox
18.      GeoCities
19.      Go2net Inc.
20.      GOD (Global Online Directory)
21.      Google, Inc.
22.      GoTo.com
23.      HotBot
24.      Hotmail
25.      InfoSpace.com
26.      Looksmart
27.      Magellan
28.      MSN/Microsoft
29.      Mining Company
30.      Netscape
31.      Northern Lights
32.      RoadRunner/MediaOne
33.      Search.com
34.      TalkCity
35.      TheGlobe.com
36.      Time Warner/Pathfinder
37.      Tripod
38.      USA Networks/Ticketmaster Online/CitySearch
39.      WebCrawler
40.      Yahoo